Independent Bank Corporation Earnings Call Third Quarter 2022 October 25, 2022 (NASDAQ: IBCP)

Cautionary note regarding forward-looking statements This presentation contains forward-looking statements about Independent Bank Corporation. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date hereof. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of Independent Bank Corporation. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. The COVID-19 pandemic is adversely affecting Independent Bank Corporation, its customers, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect Independent Bank Corporation’s revenues and the values of its assets and liabilities, reduce the availability of funding from certain financial institutions, lead to a tightening of credit, and increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices could affect Independent Bank Corporation in substantial and unpredictable ways. Independent Bank Corporation’s results could also be adversely affected by changes in interest rates; further increases in unemployment rates; deterioration in the credit quality of its loan portfolios or in the value of the collateral securing those loans; deterioration in the value of its investment securities; legal and regulatory developments; litigation; increased competition from both banks and non-banks; changes in the level of tariffs and other trade policies of the United States and its global trading partners; changes in customer behavior and preferences; breaches in data security; failures to safeguard personal information; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management’s ability to effectively manage credit risk, market risk, operational risk, compliance risk, strategic risk, interest rate risk, liquidity risk and reputation risk. Certain risks and important factors that could affect Independent Bank Corporation's future results are identified in its Annual Report on Form 10-K for the year ended December 31, 2021 and other reports filed with the SEC, including among other things under the heading “Risk Factors” in such Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and Independent Bank Corporation undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise. 2

Agenda  Formal Remarks. – William B. (Brad) Kessel, President and Chief Executive Officer – Gavin A. Mohr, Executive Vice President and Chief Financial Officer – Joel Rahn, Executive Vice President – Commercial Banking  Question and Answer session.  Closing Remarks. Note: This presentation is available at www.IndependentBank.com in the Investor Relations area under the “Presentations” tab. 3

3Q22 Overview 4 3Q22 Earnings • Net income of $17.3 million, or $0.81 per diluted share, compared to $16.0 million, or $0.73 per diluted share, in 3Q21 • Pre-tax, pre-provision income of $24.4 million, an increase of 28% from $19.0 million in 3Q21 • Growth in net interest income offset lower net gain on sale of mortgage loans • Annualized return on average assets and average equity of 1.40% and 20.48%, respectively • High level of profitability results in increase in TBV/share from prior quarter despite impact of volatility in AOCI Strong, Well Diversified Balance Sheet Growth • 18% annualized growth in total loans primarily driven by increases in commercial and mortgage portfolios • Strong economic activity in Michigan and impact of commercial banker additions continues to drive consistent loan production and loan pipeline • 3% annualized growth in total deposits including continued increase in noninterest-bearing deposits Positive Trends in Key Metrics • Net interest margin increased 23 bps to 3.49% • Despite increase in prevailing interest rates, cost of funds remains low at 0.34% (excluding sub-debt) • Asset quality remained exceptional with NPAs/Total Assets declining 2 bps and net loan recoveries in the quarter, with delinquencies in installment portfolio remaining stable and at low levels Conservative Balance Sheet Management • No shares repurchased during 3Q22 in order to preserve capital to build TCE and support strong organic loan growth • Reduction in installment loan production in order to preserve liquidity to fund commercial loan growth • While asset quality remains excellent, ACL/Total Loans increased to 1.50% to reflect more uncertain economic environment

Business Investment in Michigan Creating Attractive Growth Opportunities 5 Significant investment in electric vehicle industry, clean energy infrastructure, and the trend of onshoring of supply chain is driving job growth, business formation/expansion, and attractive lending and deposit gathering opportunities for Independent Bank Announced Investments in Electric Vehicle Industry in State of Michigan ➢ General Motors investing $7 billion to transition plants to electric vehicles ➢ Gotion High Tech EV battery maker investing $2.4 billion in a new Big Rapids, MI plant ➢ Ford investing $2 billion in electric vehicle manufacturing ➢ LG Energy Solution investing $1.7 billion to expand Holland, MI plant capacity for EV battery components ➢ Gentex investing $300 million to expand production of electronics for automotive industry ➢ Stellantis investing $83 million in EV engine manufacturing facility Announced Investments in Clean Energy Infrastructure ➢ The Inflation Reduction Act will invest $8.3 billion through 2030 in large- scale clean energy generation and storage in the state of Michigan *Source: Michigan Economic Development Corporation & Thomson Reuters

Low Cost Deposit Franchise

Focused on Core Deposit Growth

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Deposit Composition – 9/30/22



Brokered 2%
Time 7%
Non-interest Bearing 32%
Reciprocal 14%
$4.3B
Core Deposits: 91.3%
Savings and Interest-bearing Checking 45%

Cost of Deposits (%)/Total Deposits ($B)



$3.5
$3.6
$3.6
$3.9
$3.9
$4.1
$4.1
$4.2
$4.3
$4.3
0.29%
0.23%
0.39%
0.14%
0.12%
0.11%
0.09%
0.07%
0.11%
0.33%
Q2'20
Q3'20
Q4'20
Q1'21
Q2'21
Q3'21
Q4'21
Q1'22
Q2'22
Q3'22
Total Deposits
Cost Of Deposits

Note: Core deposits defined as total deposits less maturity deposits.

Deposit Highlights

- Substantially core funding – $3.92 billion of non-maturity deposit accounts (90.6% of total deposits).
- Total deposits increased $209.9 million (5.1%) since 12/31/21 with non-interest bearing up $55.2 million, savings and interest- bearing checking up $59.9 million, reciprocal up $29.8 million, time down $0.2 million and brokered up $65.2 million.
- Deposits by Customer Type:
  - Retail – 50.9%
  - Commercial – 34.5%
  - Municipal – 14.6%

Michigan Deposit Market Share

Rank 2022	Institution	Deposits in Market ($M)	Mkt. Share (%)
1	JPMorgan Chase & Co.	69,955	26.4%
2	Huntington Bancshares Inc.	36,160	13.7%
3	Comerica Inc.	33,063	12.5%
4	Bank of America Corp.	30,306	11.5%
5	The PNC Financial Services Group Inc.	21,228	8.0%
6	Fifth Third Bancorp	16,829	6.4%
7	New York Community Bancorp Inc.	13,896	5.3%
8	Citizens Financial Group Inc.	6,830	2.6%
9	Independent Bank Corp.	4,359	1.6%
10	Mercantile Bank Corp.	2,528	1.0%
	Total for Institutions in Market	$264,589	

Data: S&P Global

Source: S&P Global deposit market share data based on FDIC Summary of Deposits Annual Survey as of June 30, 2022.

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Historic IBC Cost of Funds (excluding sub debt) vs. the Federal Funds Rate 7 0.25% 0.27% 0.27% 0.28% 0.33% 0.36% 0.42% 0.51% 0.60% 0.73% 0.82% 0.85% 0.85% 0.74% 0.63% 0.30% 0.23% 0.39% 0.14% 0.12% 0.11% 0.10% 0.10% 0.11% 0.33% 0.50% 0.75% 1.00% 1.25% 1.25% 1.50% 1.75% 2.00% 2.25% 2.50% 2.50% 2.50% 2.00% 1.75% 0.25% .25 0.25% 0.25% 0.25% 0.25% 0.25% 0.25% 0.50% 1.75% 3.25% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% Sep-16 Jan-17 May-17 Sep-17 Jan-18 May-18 Sep-18 Jan-19 May-19 Sep-19 Jan-20 May-20 Sep-20 Jan-21 May-21 Sep-21 Jan-22 May-22 Sep-22 Historical IBCP Cost of Funds vs. the Federal Funds Rate IB COF Fed Funds Spot Fed Effective

Diversified Loan Portfolio Focused on High Quality Growth 8 Lending Highlights Note: Portfolio loans exclude loans HFS.  Portfolio loan changes in 3Q’22: − Commercial – increased $79.0 million. − Average new origination yield of 5.32%. − Mortgage – increased $70.7 million. − Average new origination yield of 5.20%. − Installment – increased $1.3 million. − Average new origination yield of 5.20%.  Mortgage loan portfolio weighted average FICO of 752 and average balance of $252,657.  Installment weighted average FICO of 758 and average balance of $27,021.  Commercial loan rate mix: − 50% fixed / 50% variable. − Indices – 69% tied to Prime, 17% tied to LIBOR, 1% tied to a US Treasury rate and 12% tied to SOFR.  Mortgage loan (including HECL) rate mix: − 66% fixed / 34% adjustable or variable. − 25% tied to Prime, 34% tied to LIBOR, 15% tied to a US Treasury rate and 27% tied to SOFR. Loan Composition – 9/30/22 $3.4B Yield on Loans (%)/Total Portfolio Loans ($B) Commercial 41% Mortgage 40% Installment 19% Held for Sale 0% $2.9 $2.9 $2.7 $2.8 $2.8 $2.9 $2.9 $3.0 $3.3 $3.4 4.11% 4.14% 4.31% 4.01% 3.95% 4.13% 4.08% 3.82% 4.01% 4.39% Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 3Q'22 Total Portfolio Loans Yield on Loans

Loans by Industry as a % of Total Commercial Loans ($ in millions) Investor RE by Collateral Type as a % of Total Commercial Loans ($ in millions) 9 Concentrations within $1.4B Commercial Loan Portfolio 9 Note: $896 million, or 63.6% of the commercial loan portfolio is C&I or owner occupied, while $ 512 million, or 36.4% is investment real estate. The percentage concentrations are based on the entire commercial portfolio of $1.408 billion as of September 30, 2022 11.10%, Manufacturing, 156 8.14%, Construction, 1155.49%, Retail, 77 5.37%, Health Care and Social Assistance, 76 4.52%, Real Estate Rental and Leasing, 64 3.24%, Transportation, 46 3.14%, Other Services (except Public Administration), 44 3.06%, Wholesale, 43 2.98%, Arts, Entertainment, and Recreation, 42 2.92%, Hotel and Accomodations, 41 2.77%, Food Service, 39 2.59%, Professional, Scientific, and Technical Services, 36 8.31%, Other, 117 $896MM

Credit Quality Summary Note 1: Non-performing loans and non-performing assets exclude troubled debt restructurings that are performing. Note 2: 12/31/16 30 to 89 days delinquent data excludes $1.63 million of payment plan receivables that were held for sale. Non-performing Assets ($ in Millions) ORE/ORA ($ in Millions)Non-performing Loans ($ in Millions) 30 to 89 Days Delinquent ($ in Millions) 10 $13.4 $8.2 $8.6 $9.5 $7.9 $7.1 $5.1 $5.6 $5.1 $5.0 $4.5 $3.8 0.4% 0.3% 0.3% 0.3% 0.3% 0.2% 0.2% 0.2% 0.2% 0.2% 0.1% 0.0% 0.1% 0.2% 0.3% 0.4% 0.5% 0.6% 0.7% 0.8% 0.9% $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 2016 2017 2018 2019 2020 Q1 Q2 Q3 Q4'21 Q1 Q2 Q3 Non-performing Loans (NPLs) NPLs / Total Loans 1.1% $5.0 $1.6 $1.3 $1.9 $0.8 $0.3 $0.3 $0.2 $0.2 $0.4 $0.5 $0.3 $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 2016 2017 2018 2019 2020 Q1 Q2 Q3 Q4'21 Q1 Q2 Q3 $5.3 $4.8 $4.4 $7.2 $13.2 $3.9 $3.5 $2.4 $2.3 $2.7 $3.7 $2.3 0.3% 0.2% 0.2% 0.3% 0.5% 0.1% 0.1% 0.1% 0.1% 0.1% 0.1% 0.1% 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 1.4% $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 2016 2017 2018 2019 2020 Q1 Q2 Q3 Q4'21 Q1 Q2 Q3 30-89 Days PD 30-89 Days PD / Loans $18.4 $9.8 $9.9 $11.4 $8.6 $5.3 $5.4 $5.0 $4.2 $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 $18.0 $20.0 2016 2017 2018 2019 2020 2021 Q1'22 Q2'22 Q3'22 Non-performing Loans 90+ Days PD ORE/ORA

Strong Capital Position 11 TCE / TA (%) Leverage Ratio (%) CET1 Ratio (%) Total RBC Ratio (%) Strong Capital Position • Long-term capital Priorities: Capital retention to support organic growth, acquisitions and return of capital through strong and consistent dividends and share repurchases. • Well capitalized in all regulatory capital measurements. • YTD Share Repurchases: • 181,586 shares • $22.08 avg price per share • Tangible common equity ratio excluding the impact of unrealized losses on securities AFS and HTM is 7.79% 9.0 8.6 8.2 8.0 7.9 6.9 6.3 6.2 0 5 10 15 2019 2020 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 10.1 9.2 9.0 9.0 8.8 8.8 8.7 8.8 0 5 10 15 2019 2020 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 11.4 12.0 11.7 11.3 11.1 10.7 10.3 10.3 0 5 10 15 2019 2020 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 13.7 16.0 15.5 14.9 14.7 14.2 13.7 13.5 0 2 4 6 8 10 12 14 16 18 20 2019 2020 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22

Highlights  Net interest income increased $3.8 million in 3Q’22 vs.2Q’22 due to an increase in average earning assets and an increase in the net interest margin.  Net interest margin was 3.49% during the third quarter of 2022, compared to 3.18% in the year-ago quarter and 3.26% in the second quarter of 2022. Yields, NIM and Cost of Funds (%) Net Interest Income ($ in Millions) Net Interest Margin/Income 12 3.72 3.62 3.57 3.27 3.22 3.37 3.30 3.16 3.47 3.92 3.36 3.31 3.12 3.05 3.02 3.18 3.13 3.00 3.26 3.49 0.06 0.09 0.09 0.08 0.07 0.08 0.08 0.12 0.77 2.18 0.30 0.23 0.39 0.14 0.12 0.11 0.10 0.10 0.12 0.45 0.00 0.50 1.00 1.50 2.00 2.50 3.00 3.50 4.00 4.50 Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'23 Earning Asset Yield Net Interest Margin (FTE) Average Effective FF Yield Cost of Funds $30.5 $32.0 $31.0 $30.3 $31.4 $33.8 $34.3 $33.0 $36.1 $39.9 $25.0 $27.0 $29.0 $31.0 $33.0 $35.0 $37.0 $39.0 $41.0 Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22

Linked Quarter Analysis 13 3Q’22 NIM Changes Linked Quarter Average Balances and FTE Rates Q2'22 3.26% Increase in investment yield 0.15% Change in loan yield and mix 0.30% Increase in funding costs -0.22% Q3'22 3.49% 3Q22 2Q22 Change Avg Bal Inc/Exp Yield Avg Bal Inc/Exp Yield Avg Bal Inc/Exp Yield ($ in thousands) Cash $5,830 $28 1.91% $18,032 $29 0.65% ($12,202) ($1) 1.26% Investments 1,243,856 8,248 2.65% 1,330,587 7,343 2.21% (86,731) 905 0.44% Commercial loans 1,369,513 17,245 5.00% 1,291,582 13,924 4.32% 77,931 3,321 0.67% Mortgage loans 1,338,283 13,268 3.97% 1,242,488 11,626 3.74% 95,795 1,642 0.22% Consumer loans 652,825 6,598 4.01% 611,025 5,923 3.89% 41,800 675 0.12% Earning assets $4,610,307 $45,387 3.92% $4,493,714 $38,845 3.47% $116,593 $6,542 0.45% Nonmaturity deposits $2,548,213 $2,803 0.44% $2,534,242 $788 0.12% $13,971 2,015 0.31% Time deposits 402,466 822 0.81% 354,209 428 0.48% 48,257 394 0.33% Other borrowings 124,531 1,403 4.47% 116,652 1,087 3.74% 7,879 316 0.73% Cost of funds $3,075,210 $5,028 0.65% $3,005,103 $2,303 0.31% $70,107 $2,725 0.34% Free funds $1,535,097 $1,488,611 $46,486 Net interest income $40,359 $36,542 $3,817 Net interest margin 3.49% 3.26% 0.23%

Interest Rate Risk Management

14

Changes in Net Interest Income

September 30, 2022

	-200	-100	Base-rate	+100	+200
			(Dollars in 000's)		
Net Interest Income	$ 164,135	$ 167,764	$ 169,963	$ 170,676	$ 170,446
Change from Base	-3.43%	-1.29%	-	0.42%	0.28%

June 30, 2022

	-200	-100	Base-rate	+100	+200
			(Dollars in 000's)		
Net Interest Income	-	$ 155,418	$ 161,619	$ 161,518	$ 160,556
Change from Base	-	-3.84%	-	-0.06%	-0.66%

Simulation analyses calculate the change in net interest income over the next twelve months, under immediate parallel shifts in interest rates, based upon a static statement of financial condition, which includes derivative instruments, and does not consider loan fees.

- Slightly asset sensitive NII position.
- The increase in the base case modeled NII is due to rate increases during the quarter, lower betas on interest bearing deposits than modeled and earning asset growth. These benefits were partially offset by a shift in the funding mix to increased levels of higher cost wholesale funding.
- Base-rate is a static balance sheet applying the spot yield curve from the valuation date.
- Stable core funding base. Transaction accounts fund 44.3% of assets and other non-maturity deposits fund another 23.3% of assets. Limited wholesale funding of just 4.7% of assets.
- 25.4% of assets reprice in 1 month and 39.3% reprice in the next 12 months.
- Continually evaluating strategies to manage NII through hedging as well as product pricing and structure.

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Strong Non-interest Income 15  Diverse sources of non-interest income, representing 27.3% of operating revenue in 3Q’22.  3Q’22 other income of $1.8 million compared to $2.1 million in the prior year quarter. This decrease was primarily due to the prior year relationship credit from the core provider related to certain Treasury Management fees that were not charged to customers.  The $0.2 million comparative quarterly decrease in interchange income is attributed to lower rate on debit card transactions that was partially offset by growth in debt card transaction volume.  Mortgage banking: − $2.9 million in net gains on mortgage loans in 3Q’22 vs. $8.4 million in the year ago quarter. A combination of lower mortgage loan sales volume, reduced profit margins and fair value adjustments led to this decrease. − $209.0 million in mortgage loan originations in 3Q’22 vs. $453.8 million in 3Q’21 and $317.7 million in 2Q’22. − 3Q’22 mortgage loan servicing includes a $3.2 million ($0.12 per diluted share, after tax) increase in fair value adjustment due to price compared to an increase of $0.6 million ($0.02 per diluted share, after tax) in the year ago quarter.Source: Company documents. $50.4M 2022 YTD Non-interest Income (thousands) Non-interest Income Trends ($M) Highlights $20.4 $27.0 $22.4 $26.4 $14.8 $19.7 $15.8 $18.9 $14.6 $16.9 40.1% 45.8% 41.9% 46.6% 32.0% 36.8% 30.3% 35.4% 27.6% 27.3% 0.0 10.0 20.0 30.0 40.0 50.0 $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Non-interest Income Non-interest Inc/Operating Rev (%) Interchange income, $10,553 Service Chg Dep, $9,135 Gain (Loss)- Mortgage Sale, $4,945 Gain (Loss)- Securities, $(275) Mortgage loan servicing, net, $18,086 Investment and insurance commissions, $2,170 Bank owned life insurance, $302 Other income, $5,525

Focus on Improved Efficiency 16 Source: Company documents. Non-interest Expense ($M) Highlights Efficiency Ratio (4 quarter rolling average)  3Q’22 efficiency ratio of 56.3%.  Compensation and employee benefits expense of $20.6 million, a decrease of $1.1 million from the prior year quarter.  Compensation (salaries and wages) increased $1.3 million due to raises that were generally effective at the start of the year, a decreased level of compensation that was deferred in the third quarter of 2022 as direct origination costs (lower mortgage loan origination volume), and an increase in lending personnel.  $2.0 million decrease in performance based compensation expense accrual.  Payroll taxes and employee benefits decreased $0.4 million due to lower payroll taxes and retirement plan costs.  Data processing costs decreased by $0.4 million primarily due to lower debt card production costs and lower net mortgage processing costs.  Opportunities exist to gain additional efficiencies as we continue to optimize our delivery channels. $27.3 $33.6 $32.7 $30.0 $32.5 $34.5 $34.0 $31.5 $32.4 $32.4 $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Compensation and Benefits Loan and Collection Occupancy Data Processing FDIC Insurance Other Total 60.3% 59.8% 55.9% 59.9% 61.7% 63.2% 64.8% 63.1% 61.3% Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 1Q'22 2Q'22 3Q'22

2022 Outlook Update Category Outlook Lending Continued growth IBCP goal of low double digit (approximately 10%) overall loan growth is based on increases in commercial loans, mortgage loans and consumer loans. Expect much of this growth to occur in the last three quarters of 2022. This growth forecast also assumes an improving Michigan economy. Q3 Update: Total portfolio loans increased $151.0 million (18.4% annualized) in 3Q’22 and $504.8 million (23.2% annualized) in the first nine months of 2022 which is higher than our forecasted range. Commercial, mortgage and installment loans all had positive growth in 3Q’22. Net Interest Income Growth driven primarily by higher average earning assets The elimination of accelerated fee accretion ($8.9 million in 2021) related to Paycheck Protection Program will make net interest income (NII) growth challenging in 2022. IBCP goal low single digit (1%-3%) growth is primarily supported by an increase in earning assets. Expect the net interest margin (NIM) to trend lower (0.10% - 0.15%) in 2022 compared to full-year 2021. Primary driver is a reduction in earing asset yield. The forecast assumes a 0.25% increase in June and September in the federal funds rate and long-term interest rates up slightly over year end 2021 levels. Q3 Update: 3Q’22 net interest income was $6.1 million (18.0%) higher than the prior year quarter. The net interest margin was 3.49% for the quarter, up 0.23% from the linked quarter and up 0.31% from the prior year quarter. The 18.0% increase in net interest income is due to an increase in average interest-earning assets as well as an increase in net interest margin. Provision for Credit Losses Steady asset quality metrics Very difficult area to forecast. Future provision levels under CECL will be particularly sensitive to loan growth and mix, projected economic conditions, watch credit levels and loan default volumes. The allowance as a percentage of total loans was at 1.63% at 12/31/21. A full year 2022 provision (expense) for credit losses of approximately 0.15% to 0.20% of average total portfolio loans would not be unreasonable. Q3 Update: The provision for credit losses was an expense of $3.1 million (0.37% annualized) in 3Q’22 which was above our forecasted range of an expense of 0.15% to 0.20% of average portfolio loans. The year-to-date provision for credit losses was an expense of $4.0 (0.16%) which is within our forecasted range. The 3Q’22 provision expense was primarily the result of an increase in the adjustment to pooled reserve and subjective allocations primarily due to loan growth. Non-interest Income IBCP forecasted 2022 quarterly range of $13 million to $17 million with the total for the year down 20% to 25% from 2021 actual of $76.6 million Expect mortgage loan origination volumes in 2022 to be down by approximately 21%, interchange income in 2022 to increase approximately 5% as compared to 2021 and service charges on deposits to be collectively comparable to 2021 (a decline in NSF fees to be largely offset by an increase in treasury management related service charges). Q3 Update: Non-interest income totaled $16.9 million in 3Q’22, which was within the forecasted range. 3Q’22 mortgage loan originations, sales and gains totaled $209.0 million, $157.5 million and $2.9 million, respectively. The decrease in net gains on mortgage loans sold was primarily due to lower sales volume, decreased profit margin on mortgage loan sales and a decrease in the fair value adjustments on the mortgage loan pipeline. Mortgage loan servicing generated a gain of $4.3 million in 3Q’22 due primarily to a positive $3.2 million fair value adjustment due to price. The $1.2 million (18.0%) comparative year-to-date increase in other income is primarily attributed to a gain on sale ($1.0 million) of two bank owned properties. Non-interest Expenses IBCP forecasted 2022 quarterly range of $30.5 million to $32.5 million with the total for the year down (3%-5%) from the 2021 actual of $131.0 million. The primary driver is a decrease in total compensation and employee benefits due primarily to a reduction in incentive compensation, conversion related expense and costs(recoveries) related to unfunded lending commitments. Q3 Update: : Total non-interest expense was $32.4 million in the third quarter of 2022, within our forecasted range. The $1.1 million comparative quarterly decrease in compensation and employee benefits was primarily due to lower incentive compensation. The $0.4 million comparative quarterly decrease in data processing expense is primarily related to lower debit card production costs and lower net mortgage processing costs. Income Taxes Approximately an 18.5% effective income tax rate in 2022. This assumes a 21% statutory federal corporate income tax rate during 2022. Q3 Update: Actual effective income tax rate of 18.6 for the 3Q’22. Share Repurchases 2022 share repurchase authorization at approximately 5% (1.1 million) of outstanding shares. Expect total share repurchases in 2022 at the mid-point of this authorization. Q3 Update: There were no share repurchases in 3Q’22. The Company repurchased 181,586 (16.5% of repurchase authorization) shares at an average price of $22.08 in the first nine months of 2022. 17

Strategic Initiatives 18 • Organic growth through servicing businesses and consumers in our Markets in an inclusive way to include straight forward marketing, improved brand awareness and enhanced outreach efforts that foster strong customer relationships and engagement. • Improve net interest income via balanced loan growth, disciplined risk adjusted loan pricing and active management of deposit pricing. • Add new customers and grow revenue by leveraging new LPO’s and talented sales staff & outbound calling efforts. • Leverage data analytics for innovative targeted customer acquisitions, retention and cross sales strategies, inside sales efforts and referrals with strategic business unit partners. • Supplement our organic growth initiatives via selective and opportunistic bank acquisitions and branch acquisitions. Growth • Enhance process improvement expertise, enabling all business lines and departments to streamline/automate operating processes and workflows. • Leverage technology, capitalizing upon core conversion new capabilities, streamline and improve bank processes. • Leverage virtual capabilities to make more effective meetings, training and customer engagement. • Optimize branch delivery channel including assessing existing locations, new locations, service hours, staffing, & workflow and leveraging our existing technology. • Expand Digital Branch (call center) services. Process Improvement & Cost Controls • Sustain and enhance a constructive culture, supported by a highly engaged workforce that embraces and encourages a diverse, equitable, inclusive and flexible work environment. • Retain and attract top talent. • Align learning and development initiatives in support of bank priorities and employees’ continued growth. • Demonstrate that we are committed to the well-being of our team members who ensure our success. This entails recognizing and rewarding contributions, developing new talent via internships, providing coaching and development, and planning for succession and new opportunities. Talent Management • Produce strong and consistent earnings and capital levels. • Maintain good credit quality aided by strong proactive asset quality monitoring and problem resolution. • Practice sound risk management with effective reporting to include fair banking and scenario planning. • Actively manage and monitor liquidity and interest rate risk. • Promote strong, independent & collaborative risk management, utilizing three layers of defense (business unit, risk management and internal audit). • Ensure effective operational controls with special emphasis on cyber security, fraud prevention, core system conversion and regulatory compliance. • Maintain effective relationships with regulators & other outside oversight parties. Provide effective ESG (Environmental, Social and Governance) disclosures for investors and other interested parties. Risk Management

Q&A and Closing Remarks Question and Answer Session Closing Remarks Thank you for attending! NASDAQ: IBCP 19

Appendix 20 Additional Financial Data and Non-GAAP Reconciliations

Historical Financial Data

21

($M except per share data)	Year Ended December 31, 2018	2019	2020	2021	Quarter Ended, 9/30/21	12/31/21	3/31/22	6/30/22	9/30/22
Balance Sheet:									
Total Assets	$3,353	$3,565	$4,204	$4,705	$4,622	$4,705	$4,762	$4,826	$4,931
Portfolio Loans	$2,583	$2,725	$2,734	$2,905	$2,884	$2,905	$3,004	$3,259	$3,410
Deposits	$2,913	$3,037	$3,637	$4,117	$4,012	$4,117	$4,205	$4,291	$4,327
Tangible Common Equity	$304	$317	$357	$367	$368	$367	$324	$300	$301
Profitability:									
Pre-Tax, Pre-Provision Income	$50.6	$58.6	$81.9	$75.4	$19.0	$16.1	$20.5	$18.3	$24.4
Pre-Tax, Pre-Prov / Avg. Assets	1.62%	1.70%	2.08%	1.62%	1.67%	1.37%	1.76%	1.56%	1.98%
Net Income[(1)]	$39.8	$46.4	$56.2	$62.9	$16.0	$15.5	$18.0	$13.0	$17.3
Diluted EPS	$1.68	$2.00	$2.53	$2.88	$0.73	$0.58	$0.84	$0.61	$0.81
Return on Average Assets[(1)]	1.27%	1.35%	1.43%	1.41%	1.40%	1.07%	1.54%	1.10%	1.40%
Return on Average Equity[(1)]	12.4%	13.6%	15.7%	16.1%	15.9%	12.6%	19.4%	15.7%	20.5%
Net Interest Margin (FTE)	3.88%	3.80%	3.34%	3.10%	3.18%	3.13%	3.00%	3.26%	3.49%
Efficiency Ratio	67.2%	64.9%	59.2%	62.9%	63.5%	66.7%	59.6%	62.5%	56.3%
Asset Quality:									
NPAs / Assets	0.29%	0.32%	0.21%	0.11%	0.13%	0.11%	0.11%	0.10%	0.08%
NPAs / Loans + OREO	0.38%	0.42%	0.32%	0.18%	0.20%	0.18%	0.17%	0.14%	0.12%
ACL / Total Portfolio Loans	0.96%	0.96%	1.30%	1.63%	1.62%	1.63%	1.52%	1.47%	1.50%
NCOs / Avg. Loans	(0.03%)	(0.02%)	0.11%	(0.07%)	(0.01%)	0.01%	0.00%	0.00%	0.00%
Capital Ratios:									
TCE Ratio	9.2%	9.0%	8.6%	7.9%	8.0%	7.9%	6.9%	6.3%	6.2%
Leverage Ratio	10.5%	10.1%	9.2%	8.8%	9.0%	8.8%	8.8%	8.7%	8.8%
Tier 1 Capital Ratio	13.3%	12.7%	13.3%	12.2%	12.4%	12.1%	11.8%	11.3%	11.3%
Total Capital Ratio	14.3%	13.7%	16.0%	14.7%	14.9%	14.5%	14.2%	13.7%	13.5%

Be Independent

Franchise Overview 22 Note: All financial data as of June 30, 2022  $4.9 billion asset community bank operating throughout the state of Michigan  Highly profitable franchise built upon the foundation of a low-cost deposit base and exceptional credit quality  Proven track record of strong performance has resulted in 8 consecutive years of dividend increases  Diverse revenue mix with non-interest income consistently accounting for more than 30% of total revenue  Focus on improving efficiencies and productivity has increased average deposits per branch from $25 million in 2011 to $74 million in 2022  Increasing business investment in Michigan, addition of new banking talent, and expansion into higher growth markets expected to drive further increases in revenue and earnings

Our Michigan Markets 23 Source: S&P Global Market Intelligence and Company documents. Map does not include loan production offices. Deposit market share data based on FDIC Summary of Deposits Annual Survey as of June 30, 2022. Note: Loan and deposit balances exclude the loans and deposits (such as brokered deposits) that are not clearly allocable to a certain market region. Loans specifically exclude: $211 million of Ohio mortgage loans, $39 million of resort loans and $10 million of purchased mortgage loans. 94 96 75 69  Michigan’s premier community bank. #1 deposit market share amongst banks headquartered in Michigan and #9 deposit market share overall.  Top 10 market share in 20 of 25 counties of operation – with opportunity to gain market share in attractive Michigan markets.  Low cost and stable deposit base in East/”Thumb” and Central regions utilized to fund loan growth in the West and Southeast regions (higher growth & more metropolitan).  New full service bank branch opened in Holland, Michigan in 3Q’22.  Opened Loan Production Offices in Ottawa County and Macomb County in 3Q’21.  5 Loan Production Offices (LPOs), including 4 throughout Michigan and 1 in Ohio (residential mortgage lending only). Branches (59) East / “Thumb” Branches: 18 Deposits: $1,055M Loans: $191M Southeast Branches: 7 Deposits: $568M Loans: $1,020M Central Branches: 10 Deposits: $503M Loans: $192M West Branches: 20 Deposits: $1,254M Loans: $721M Northwest Branches: 4 Deposits: $318M Loans: $333M $73.3 million average deposits per branch

24 24 ▪ All functionality within online banking can be done in the new IB ONE Wallet app. ▪ Customers can reset their own passwords in the app. ▪ Instantly transfer funds to other IB customers. ▪ IB Card Controls allows you to turn your debit card on or off, restrict transactions by category or dollar amount, and easily set up purchase alerts. ONE Wallet+, available in Online Banking and through the IB ONE Wallet app, is a tool that allows you to consolidate multiple accounts, including other bank accounts, credit cards, and investment accounts into one place. You can create budgets, manage trends, and even set financial goals. Digital Transformation

0 100,000 200,000 300,000 400,000 500,000 600,000 USA - Census AVG MI Ohio 511,000 12,833 - 2,000 4,000 6,000 8,000 10,000 12,000 14,000 16,000 18,000 - 200,000 400,000 600,000 800,000 1,000,000 1,200,000 M ic h ig an ( 0 0 0 )s U SA ( 0 0 0 )s USA - Census AVG MI 152,536 4,356 3,500 3,600 3,700 3,800 3,900 4,000 4,100 4,200 4,300 4,400 4,500 4,600 130,000 135,000 140,000 145,000 150,000 155,000 M ic h ig an ( 0 0 0 s) U .S . ( 0 0 0 s) US Michigan 3.5% 4.1% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% U.S. Michigan 25 Unemployment Trends (%) Total Employees (Thousands) Regional Average Home Sales Price (Thousands) Annualized Home Sales (Thousands) Select Economic Statistics Unemployment rates returning to normal levels Stable prices in key markets Strong job growth continues Rebounding Michigan home sales

Investment Securities Portfolio 26 Highlights ▪ High quality, liquid, diverse portfolio with moderate duration. ▪ On April 1, 2022 approximately $391.6 million in securities available-for-sale was transferred to held-to-maturity. ▪ Net unrealized loss of $154.0 million, representing 11.8% of amortized cost net of swaps. ▪ Portfolio ratings: 51% AAA rated (or backed by the U.S. Government); 31% AA rated; 9% A rated; 7% BAA rated and 2% unrated. ▪ 5.24 year estimated average duration with a weighted average yield of 2.61% (with TE gross up) including swaps. ▪ Approximately 26.4% of the portfolio is variable rate including swaps. ▪ Securities HTM comprise 29.8% of the portfolio FV following a AFS to HTM transfer in 2Q22. $1.2B Investment Portfolio by Type (9/30/22) Agency MBS, CMO & CMBS 19% Municipal/ Government 39% Asset-backed 19% Treasury, Agency & CDs 3% Private Label Mortgage 9% Corporate 11%

Classified Assets and New Default Trends Note: Dollars all in millions. Total Classified Assets Commercial Loan New Defaults Total Loan New Defaults Retail Loan New Defaults 27 $27 $15 $19 $17 $17 $20 $12 $11 $10 10% 5% 6% 5% 4% 4% 3% 2% 2% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% $0 $5 $10 $15 $20 $25 $30 2016 2017 2018 2019 2020 2021 Q1'22 Q2'22 Q3'22 Classified ($M) Classified / TCE + ALL $11.8 $6.5 $11.1 $7.9 $14.7 $2.5 $2.7 $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 2016 2017 2018 2019 2020 2020 2022 YTD $2.7 $0.7 $4.7 $1.3 $8.4 $- $- $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 2016 2017 2018 2019 2020 2021 2022 YTD $9.1 $5.8 $6.4 $6.6 $6.2 $2.5 $2.7 $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 2016 2017 2018 2019 2020 2021 2022 YTD

Troubled Debt Restructurings (TDRs) TDR Highlights  Working with client base to maximize sustainable performance.  The specific reserves allocated to TDRs totaled $280m at 9/30/22.  A majority of our TDRs are performing under their modified terms but remain in TDR status for the life of the loan.  95.3% of TDRs are current as of 9/30/22.  Commercial TDR Statistics: − 12 loans with $3.2 million book balance. − 100% performing. − WAR of 5.55% − Well seasoned portfolio; all loans are accruing and performing, and have been for over a year since modification.  Retail TDR Statistics: − 349 loans with $29.1 million book balance. − 96.4% performing. − WAR of 4.61% (accruing loans). − Well seasoned portfolio; 99% of accruing loans are not only performing but have been for over a year since modification. TDRs ($ in Millions) 95% of TDRs are Current 28 $124 $110 $88 $78 $65 $56 $51 $47 $37 $36 $33 $32 89% 91% 89% 88% 91% 93% 92% 85% 96% 96% 96% 95% 60% 65% 70% 75% 80% 85% 90% 95% 100% $0 $20 $40 $60 $80 $100 $120 $140 2013 2014 2015 2016 2017 2018 2019 2020 2021 Q1'22 Q2'22 Q3'22 Performing Nonperforming % Current

Note: Dollars all in millions. Provision for Credit Losses Loan Net Charge-Offs/Recoveries Allowance for Credit Losses Credit Cost Summary 29 ($1.3) $1.2 $1.5 $0.8 $12.5 ($1.8) ($1.6) $2.2 $3.1 ($4.0) ($2.0) $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 2016 2017 2018 2019 2020 2021 Q1'22 Q2'22 Q3'22 $1.0 ($1.2) ($0.8) ($0.4) $3.2 ($2.0) ($0.1) 0.06% -0.06% -0.03% -0.02% 0.11% -0.07% 0.00% -0.08% -0.06% -0.04% -0.02% 0.00% 0.02% 0.04% 0.06% 0.08% 0.10% 0.12% ($3.0) ($2.0) ($1.0) $0.0 $1.0 $2.0 $3.0 $4.0 2016 2017 2018 2019 2020 2021 2022 YTD NCOs % of Avg. Portfolio Loans $20 $23 $25 $26 $35 $47 $46 $48 $51 1.26% 1.12% 0.96% 0.96% 1.30% 1.66% 1.54% 1.48% 1.51% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 1.80% $0 $10 $20 $30 $40 $50 $60 2016 2017 2018 2019 2020 2021 Q1'22 Q2'22 Q3'22 Allowance % of Portfolio Loans

30Non-GAAP to GAAP Reconciliation Reconciliation of Non-GAAP Financial Measures Adjusted Income Statement Results (non-GAAP) September 30, June 30, March 31, December 31, September 30, 2021 2020 2019 2018 2022 2022 2022 2021 2021 Net interest income $ 129,765 $ 123,612 $ 122,581 $ 113,282 $ 39,897 $ 36,061 $ 33,001 $ 34,285 $ 33,803 Non-interest income 76,643 80,745 47,736 44,815 16,861 14,632 18,948 15,771 19,695 Non-interest expense 131,023 122,413 111,733 107,461 32,366 32,434 31,450 33,954 34,512 Pre-Tax, Pre-Provision Income 75,385 81,944 58,584 50,636 24,392 18,259 20,499 16,102 18,986 Provision for credit losses (1,928) 12,463 824 1,503 3,145 2,379 (1,573) 630 (659) Income tax expense 14,418 13,329 11,325 9,294 3,950 2,879 4,105 2,964 3,683 Net income $ 62,895 $ 56,152 $ 46,435 $ 39,839 $ 17,297 $ 13,001 $ 17,967 $ 12,508 $ 15,962 Average total assets 4,465,577$ 3,933,655$ 3,440,232$ 3,131,936$ 4,884,841$ 4,758,960$ 4,721,205$ 4,654,491$ 4,513,774$ Performance Ratios Return on average assets 1.41% 1.43% 1.35% 1.27% 1.40% 1.10% 1.54% 1.07% 1.40% Pre-tax, Provision return on average assets 1.69% 2.08% 1.70% 1.62% 1.98% 1.54% 1.76% 1.37% 1.67% Year Ended December 31, Quarter Ended (Dollars in thousands)

31 Reconciliation of Non-GAAP Financial Measures 2022 2021 2022 2021 Net Interest Margin, Fully Taxable Equivalent ("FTE") Net interest income 39,897$ 33,803$ 108,959$ 95,480$ Add: taxable equivalent adjustment 462 492 1,425 1,374 Net interest income - taxable equivalent 40,359$ 34,295$ 110,384$ 96,854$ Net interest margin (GAAP) (1) 3.45% 3.13% 3.21% 3.04% Net interest margin (FTE) (1) 3.49% 3.18% 3.25% 3.09% (1) Annualized. Three Months Ended Nine Months Ended September 30, September 30, (Dollars in thousands)

32 Reconciliation of Non-GAAP Financial Measures (continued) Independent Bank Corporation Tangible Common Equity Ratio September 30, June 30, March 31, December 31, September 30, 2021 2020 2019 2018 2022 2022 2022 2021 2021 Common shareholders' equity 398,484$ 389,522$ 350,169$ 338,994$ 332,308$ 331,134$ 355,449$ 398,484$ 400,031$ Less: Goodwill 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 Other intangibles 3,336 4,306 5,326 6,415 2,697 2,871 3,104 3,336 3,579 Tangible common equity 366,848$ 356,916$ 316,543$ 304,279$ 301,311$ 299,963$ 324,045$ 366,848$ 368,152$ Total assets $ 4,704,740 $ 4,204,013 $ 3,564,694 $ 3,353,281 $ 4,931,377 $ 4,826,209 $ 4,761,983 $ 4,704,740 $ 4,622,340 Less: Goodwill 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 Other intangibles 3,336 4,306 5,326 6,415 2,697 2,871 3,104 3,336 3,579 Tangible assets $ 4,673,104 $ 4,171,407 $ 3,531,068 $ 3,318,566 $ 4,900,380 $ 4,795,038 $ 4,730,579 $ 4,673,104 $ 4,590,461 Common equity ratio 8.47% 9.27% 9.82% 10.11% 6.74% 6.86% 7.46% 8.47% 8.65% Tangible common equity ratio 7.85% 8.56% 8.96% 9.17% 6.15% 6.26% 6.85% 7.85% 8.02% Year Ended December 31, Quarter Ended (Dollars in thousands)